INFORMATION STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) and 14(f)

of the Securities Exchange Act of 1934

and

Rules 14 thereunder

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Americrew Inc.
(Name of Registrant as Specified in Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT

Americrew Inc.

21 Omaha Street, Dumont

New Jersey 07628

Telephone: (201) 387-7700

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

You are not being asked to take or approve any action.

This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving this Information Statement?

This Information Statement is mailed or furnished to the holders of record of the outstanding shares of Common Stock, par value $0.001 per share (the “Common Stock”) of Americrew Inc., a Delaware corporation (the “Company”) in connection with the action by written consent of shareholders taken without a meeting on July 21, 2023 to approve an amendment to the Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse split of the issued and outstanding shares of Common Stock at the ratio (the “Reverse Split Ratio”) within the range of one-for-five through one-for-15 as the Board of Directors of the Company (the “Board”) may determine, whereby depending on the Ratio selected by the Board every specified number of shares of the issued and outstanding or treasury shares of Common Stock within the range would be combined, converted and changed into one share of Common Stock (the “Reverse Split”).

The Company is pursuing the Reverse Split in an effort to increase the market price per share of its Common Stock to meet the initial listing qualifications of The Nasdaq Capital Market or another principal national securities exchange operated by The Nasdaq Stock Market LLC (“Nasdaq”) or the New York Stock Exchange (“NYSE”). However, no assurances can be given that the Reverse Split will serve this intended purpose, that the Company will meet the other requirements for uplisting to Nasdaq or another principal national securities exchange, or if it does that the Company will ultimately proceed with such an uplisting. The Reverse Split is expected to have certain other consequences, and is, together with the potential listing on a national securities exchange, subject to certain risks and uncertainties, as more particularly described under “Overview of the Reverse Split” beginning on page 4 of this Information Statement.

The Certificate of Amendment is attached hereto as Annex A.

You are urged to read this Information Statement carefully and in its entirety for a description of the Certificate of Amendment and the Reverse Split.

This Information Statement is first being mailed on or about July 31, 2023. Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company is required to provide prompt notice to the shareholders who have not consented in writing. This Information Statement shall constitute notice of the action by the Company’s shareholders without a meeting in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and notice of shareholder action by less than unanimous written consent pursuant to Section 228 of the DGCL.

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When is the record date?

The close of business on July 18, 2023 is the record date (the “Record Date”) for the determination of the shareholders entitled to consent and to receive this Information Statement.

What constitutes the voting power of the Company?

On the Record Date, there were (i) 15,784,424 shares of Common Stock. Each share of Common Stock is entitled to one vote. Shareholders owning a total of 10,455,506 votes approved the corporate actions described in this Information Statement (the “Majority Shareholders”).

What vote was required to approve the corporate actions described in this Information Statement?

In accordance with the DGCL and our Bylaws, the affirmative vote of a majority of the outstanding voting power entitled to vote thereon is required to approve the Reverse Split by a written consent.

What vote was obtained to approve the corporate actions described in this Information Statement?

On July 21, 2023, shareholder approval was obtained via written consent of our Majority Shareholders. As of the Record Date, our Majority Shareholders owned in the aggregate 10,455,506 shares of Common Stock, equal to approximately 66% of the outstanding voting power as of the Record Date.

When will the corporate actions describe in this Information Statement be effective?

The Certificate of Amendment will not be considered effective until the expiration of at least 20 calendar days after the mailing of this Information Statement to our shareholders. The Company anticipates filing the Certificate of Amendment as soon as possible after the above conditions have been met.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the approval of the Certificate of Amendment?

None of the officers or directors of the Company have any interest in any of the matters described in this Information Statement.

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OVERVIEW OF THE REVERSE SPLIT

The Board of Directors of the Company and the Majority Shareholders have approved a Certificate of Amendment to the Certificate of Incorporation of the Company to effect the Reverse Split. Set forth below is the discussion of this amendment.

Background and Reasons for the Reverse Split

The purpose of the Reverse Split is to increase the market price of Common Stock in connection with the contemplated listing of the Common Stock on a principal national securities exchange. The Board intends to implement the Reverse Split only if it believes that it is likely to improve the trading price for our Common Stock.

The Board believes that effecting the Reverse Split is desirable for a number of reasons, including:

Contemplated listing on a principal national securities exchange. Our Common Stock is currently traded on the over-the-counter market and quoted on the OTC Pink market under the symbol “ACRU”. On July 5, 2023, the last sale price of our Common Stock was $0.90 per share. We intend to apply for listing of our Common Stock on a Nasdaq or the NYSE American. We expect that the Reverse Split will increase the market price of our Common Stock so that we will be able to meet the minimum bid price requirement of the listing rules of such an exchange. Presently, our Common Stock trades sporadically. As a Company formed by a reverse merger, we will also need to meet certain additional listing requirements in order to uplist to a national securities exchange. For example, under the Nasdaq Listing Rules, we would in addition to meeting the other initial listing requirements, among other things, either need to close a $40 million firm commitment public offering in connection with the uplisting or have timely filed all required periodic financial reports, including at least one annual report, for a full fiscal year. The NYSE American similar requirements. On some occasions following our acquisition of Mikab Corporation and cessation of shell company status on August 12, 2021, we were unable to timely file certain periodic reports with the SEC, which may prevent or delay a listing on a national securities exchange due to the rules and listing qualifications of the applicable exchange. In order to meet certain other national securities exchange listing requirements, we may need to complete an acquisition. We presently are a party to a preliminary agreement to acquire a target for cash. We may not complete that acquisition. Because of these and potentially other requirements and developments, we cannot assure you we will be able complete an uplisting.

Broadening our investor base. We believe that by increasing the price of our Common Stock or potentially decreasing its volatility, the Reverse Split may allow a broader range of institutional investors to invest in our Common Stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our Common Stock will potentially increase the overall market for our Common Stock.

Increase in Analyst and Broker Interest. We believe the Reverse Split would help increase analyst and broker-dealer interest in our Common Stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we may remain a “penny stock” under the rules of the SEC, if our Common Stock is not listed on a national securities exchange, we expect that the increase in the stock price resulting from the Reverse Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our Common Stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

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Certain Risks Associated with the Reverse Split

If the Reverse Split does not result in a proportionate increase in the price of our Common Stock, we may be unable to meet the initial listing requirements of a principal national securities exchange.

We expect that the Reverse Split will increase the market price of our Common Stock so that we will be able to meet the minimum bid price requirement under the listing rules of a principal national securities exchange. However, the effect of the Reverse Split on the market price of our Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our Common Stock following the Reverse Split will not increase sufficiently for us to meet the minimum bid price requirement. Further, the Reverse Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause us to be noncompliant with another Nasdaq Rule requiring that we have at least 300 round lot holders. As a former shell prior to the August 2021 reverse merger, we are also subject to additional initial listing requirements, including a requirement that we timely file periodic reports for a full year, which could delay or prevent such a listing. If we are unable meet the minimum bid price requirement or other requirements of Nasdaq or another principal national securities exchange for which we seek listing, we may not be unable to list our Common Stock on a principal national securities exchange.

Even if the Reverse Split results in the requisite increase in the market price of our Common Stock, there is no assurance that we will be able to continue to comply with the minimum bid price requirement.

Even if the Reverse Split results in the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price requirements of a principal national securities exchange, there can be no assurance that the market price of our Common Stock following the Reverse Split will remain at the level required for continued compliance with such requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of the Reverse Split, the percentage decline may be greater than would occur in the absence of the Reverse Split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

The Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be adversely affected by the Reverse Split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not sufficiently increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of round lot shareholders who own less than 100 shares of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The increased market price of our Common Stock resulting from the Reverse Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of our Common Stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in our Common Stock, there can be no assurance that the Reverse Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of our Common Stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve following the Reverse Split.

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Principal Effects of the Reverse Split, Authorized Common Stock Reduction and Par Value Increase

The Reverse Split, if implemented, will have the following principal effects:

•	the number of outstanding shares of Common Stock and treasury stock will decrease based on the Reverse Split Ratio;

•

the number of shares of the Company’s Common Stock held by individual shareholders will decrease based on the Reverse Split Ratio, and the number of shareholders who own “round lots” of at least 100 shares of our Common Stock will decrease;

•

the number of shares of Common Stock issuable upon exercise of outstanding warrants or conversion of outstanding convertible securities (if any) and the exercise price of such outstanding warrants and the conversion price of such outstanding convertible securities (if any), will be adjusted in accordance with their respective terms based on the Reverse Split Ratio;

Shares of Common Stock after the Reverse Split will be fully paid and non-assessable. The amendment will not change any of the other terms of our Common Stock. Following the Reverse Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.

Because the authorized Common Stock will not be reduced at the same ratio as the Reverse Split Ratio, the Reverse Split will have an overall effect of increasing the authorized but unissued shares of Common Stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Fractional Shares

No fractional shares will be issued as the result of the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed Reverse Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

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Procedure for Implementing the Reverse Split

The Reverse Split would become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to the Certificate of Incorporation as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”), as determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. Additionally, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split if, at any time prior to the filing of the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interest of the Company and the our shareholders to effect the Reverse Split. Beginning at the Effective Time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.  The form of Certificate of Amendment implementing, among other things, the Reverse Split is attached to this Information Statement as Annex A.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, used to identify our equity securities.  Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names with Worldwide Stock Transfer, LLC, the Company’s transfer agent (the “Transfer Agent”). Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Split. Shareholders who hold our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with the Transfer Agent. These shareholders do not have stock certificates evidencing their Common Stock ownership. Such shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. Shareholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

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Exchange of Stock Certificates

We expect that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker) in connection with the Reverse Split.  As soon as practicable after the filing of the Certificate of Amendment, registered holders of certificated pre-Reverse Stock Split shares may be asked to surrender to the Transfer Agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new stock certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent.

For street name holders of pre-Reverse Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Time.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of Common Stock were, and post-Reverse Split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular shareholders in light of their specific circumstances or to certain types of shareholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

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A shareholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our Common Stock for post-Reverse Split shares of our Common Stock in the Reverse Split. A shareholder’s aggregate tax basis in the post-Reverse Split shares of our Common Stock the shareholder receives in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares of our Common Stock the shareholder surrenders in exchange therefor. A shareholder’s holding period for the post-Reverse Split shares of our Common Stock the shareholder receives in the Reverse Split will include the shareholder’s holding period for the pre-Reverse Split shares of our Common Stock the shareholder surrenders in exchange therefor. Shareholders who have different bases or holding periods for pre-Reverse Split shares of our Common Stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split Common Stock.

Anti-Takeover Effects of the Reverse Split and the Authorized Common Stock Reduction

The effective increase in our authorized and unissued shares of Common Stock resulting from the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make it more difficult to accomplish a merger or similar transaction, even if such transaction is beneficial to the shareholders. The Board might use the additional shares to resist or frustrate, by issuing additional shares of Common Stock, a third-party takeover effort favored by a majority of the independent shareholders that would provide an above-market premium. The Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

The Reverse Split is not a plan by our Board to adopt a series of amendments to our Certificate of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt any provisions in our Certificate of Incorporation or Bylaws or enter into other arrangements that may have material anti-takeover consequences.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the Record Date, for:

●	each of our directors;

●	each of our named executive officers as that term is defined under Item 402 of Regulation S-K promulgated under the Exchange Act;

●	all of our current directors and executive officers as a group; and

●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

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We have based our calculations of the percentage of beneficial ownership on 15,784,424 shares of our Common Stock. We have deemed shares of our Common Stock subject to warrants that are currently exercisable within 60 days of the filing date, to be outstanding and to be beneficially owned by the person holding the warrants for the purpose of computing the percentage ownership of that person. We did not deem these, however, for the purpose of computing the percentage ownership of any other person other than the respective warrant holders. Unless otherwise indicated, the principal business address for each of the individuals and entities listed below is 21 Omaha Street, Dumont, NJ 07628.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included*	Percentage of Common Stock Beneficially Owned

Brian Weis(1)	2,598,508	16.5%
Ross DiMaggio(2)	0	0%
Jose I. Mercado, Jr.(3)	0	0%
P. Kelley Dunne(4)	4,825,800	30.6%
David Unger(5)	803,906	5.1%
All officers and directors as a group (4 persons)(6)	8,228,214	52.1%

5% or more Shareholders
Novation Enterprises, LLC(7)	1,856,077	11.8%
Weis Exemption Trust(2)(8)	1,113,646	7.1%
Earl Scott(9)	2,291,574	14.5%
DR Shell LLC(10)	803,906	5.1%
David Hauck(11)	1,484,862	9.4%
John Sheridan(12)	3,340,938	21.2%
Flow Capital US Corp.(13)	4,825,800	30.6%

(1)

Mr. Weis is our President and Chief Operating Officer. Includes 1,113,646 shares of Common Stock to Weis Exemption Trust, of which Mr. Weis is a trustee. Mr. Weis is a related party lender. Does not include 25,869 shares of Common Stock underlying warrants which contain a beneficial ownership limitation; 182,400 shares of Common Stock issuable upon exercise of warrants issued to New Jersey Tower, Inc., which Mr. Weis owns 20% of this entity; and 182,400 shares of Common Stock issuable upon exercise of warrants issued to RR Power Leasing, LLC, which Mr. Weis is the managing member and owns a 2% interest. A trust of which Mr. Weis is one of two trustees owns 47% of this entity.

(2)

Mr. DiMaggio is our Chief Financial Officer and a director. Does not include 803,906 shares of Common Stock held by DR Shell LLC. Mr. DiMaggio is a member and 50% owner of DR Shell LLC. David Unger is the manager and other member and 50% owner. Mr. Unger is also a related party lender.

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(3)	Mr. Mercado is a director.
(4)

Mr. Dunne is a director. Includes 1,856,077 shares of Common Stock issued to Novation, an entity which Mr. Dunne controls. Novation has not paid Flow Capital US Corp., an unaffiliated creditor, approximately $1,028,000 as of January 27, 2023, which sum we understand is past due. Because the indebtedness is presently in default, and while such default continues, Flow Capital US Corp. holds voting and dispositive power over the shares pursuant to a Pledge Agreement among Novation, Mr. Kelley and the creditor. If not paid, the creditor may seek to recover the sum allegedly due and if successful seek to acquire the shares.

(5)

Mr. Unger is a director. Consists of 803,906 shares of Common Stock held by DR Shell LLC. Mr. Unger as the sole manager has the sole power to vote and sell the shares and is deemed to be the beneficial owner. Does not include 42,902 shares of Common Stock issuable upon exercise of warrants which contain a beneficial ownership limitation. Mr. Unger also is a related party lender.

(6)

Directors and Executive Officers as a group. This amount includes ownership by all directors and all current executive officers including those who are not Named Executive Officers under the SEC’s disclosure rules.

(7)

P. Kelley Dunne is the manager and generally has voting and dispositive power. However, because the indebtedness payable to Flow Capital US Corp. described in footnote (4) is presently in default, and while such default continues, Flow Capital US Corp. holds voting and dispositive power over the shares pursuant to a Pledge Agreement among Novation, Mr. Kelley and the creditor. If not paid, the creditor may seek to recover the sum allegedly due and if successful seek to acquire the shares.

(8)	Mr. Weis, our President and Chief Operating Officer, and Miriam Weis, his mother, share voting and dispositive power as the trustees of the trust.
(9)	Mr. Scott is a former director. Does not include 132,832 shares of Common Stock issuable upon exercise of warrants which contain a beneficial ownership limitation.

(10)

Address is 38 Silver Street, Great Barrington, MA 02130. Does not include 147,542 shares of Common Stock issuable upon exercise of warrants issued to Mr. David Unger, its manager, which contain a beneficial ownership limitation.

(11)	Mr. Hauck is the former Operation Officer of Mikab Corporation. Mr. Hauck’s address is 203 Shadyside Road, Ramsey, NJ 07446.

(12)

Mr. John Sheridan is the Trustee of the Wesley R. Weis Family Dynast Trust and the Miriam C Weis Family Dynasty Trust. Address is 1 DeWolf Road Old Tappan, NJ 07675. Mr. Sheridan has the sole voting and dispositive power with respect to the Common Stock held by these trusts.

(13)

Address is 1 Adelaide Street East, Suite 3002, PO Box 171, Toronto, Ontario, M5C 2VP. Alex Beluta is the Chief Executive Officer and holds voting and dispositive power over the shares. As described in footnote (4), the entity, as creditor, holds voting and dispositive power over the shares because the shares were pledged as collateral pursuant to a Pledge Agreement among Novation and Kelley Dunne and the creditor for indebtedness which is presently in default, and pursuant to such Pledge Agreement will continue to hold voting and dispositive power of these shares while the default continues.

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WHERE YOU CAN FIND MORE INFORMATION

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (201) 387-7700 or mail a request to receive separate copies to Americrew Inc., 21 Omaha Street, Dumont, New Jersey 07628, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

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Annex A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF AMERICREW INC.

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned corporation hereby submits this Certificate of Amendment for the purpose of amending its Certificate of Incorporation:

1.	The name of the corporation is Americrew Inc. (the “Corporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article 4 of the Certificate of Incorporation is hereby amended by adding the following:

As of 12:01 am Eastern Time on _____ ___, 2023, or such later date as may be required by the Delaware Secretary of State (the “Effective Time”), there shall be effected a reverse stock split (the “Reverse Split”) pursuant to which each ___ shares of common stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall, automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one share of common stock of the Corporation (“New Common Stock”). No fractional shares of New Common Stock shall be issued in connection with the Reverse Split. To the extent that any stockholder would have otherwise been deemed to own a fractional share of New Common Stock after the Effective Time as a result of the Reverse Split, such fractional share resulting from the Reverse Split shall instead be rounded up to the nearest whole share. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (each, an “Old Certificate”) will be entitled to receive, upon surrender of such Old Certificate(s) to the Company for cancellation, a certificate or certificates (each, a “New Certificate”) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificate(s) so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered by such stockholder. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer.

3.	The foregoing amendment was approved by the Corporation’s stockholders on July __, 2023 in accordance with Section 242 of the Delaware General Corporations Law.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___, 2023.

Americrew Inc.

By:
Name:	Brian Weis
Title:	President

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